UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2011

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 16429
Bristol, VA 24209
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Non-Prosecution Agreement

On December 6, 2011, Alpha Natural Resources (“Alpha” or the "Company") and its subsidiary, Alpha Appalachia Holdings, Inc., entered into a Non-Prosecution Agreement (the “NPA”) with the United States Attorney’s Office for the Southern District of West Virginia (the “USAO SDWV”) and the United States Department of Justice (the “DOJ”). On the same day, Alpha also reached a comprehensive settlement with the Mine Safety and Health Administration (MSHA) (the “Settlement”).

The NPA and the Settlement resolve a criminal investigation and regulatory civil proceedings against Massey Energy Company (“Massey”) and its affiliates relating to the tragic explosion at Upper Big Branch Mine (“UBB”) on April 5, 2010, as well as other health and safety and related issues at Massey. At the time of the explosion, UBB was owned by Performance Coal Company, an affiliate of Massey. Alpha acquired Massey on June 1, 2011, over a year after the UBB explosion. The agreement does not resolve individual responsibilities related to the UBB tragedy.

Under the terms of the NPA, Alpha has agreed to invest in additional measures designed to improve miner health and safety, including establishing a trust to fund mine health and safety research; resolving MSHA’s pending civil proceedings concerning Massey before it was acquired by Alpha; and provide certain restitution to the families of the fallen miners and two individuals injured in the explosion.  More specifically, the NPA reflects Alpha’s commitment:

•
to invest  $80 million over the next two years in added safety measures at legacy Massey mines and Alpha mines, including ongoing safety skills and compliance training, construction of a state-of-the-art safety training facility, and the development and installation of next-generation mine safety equipment;

•	to establish a $48 million trust to fund research and development projects over the next two years designed to improve mine health and safety;

•
to pay $46.5 million to families of the fallen miners and two individuals physically injured by the explosion, of which $16.5 million has already been paid as part of or will be paid as part of settlements and anticipated settlements, in accordance with the NPA;

•
to pay $34.8 million in connection with the resolution of outstanding citations, violations, and orders related to MSHA’s investigation arising from UBB explosion and other non-UBB related matters involving legacy Massey entities prior to Alpha’s acquisition of Massey on June 1, 2011.

This description is a summary and does not purport to be a complete description of the NPA and Settlement. It is qualified in its entirety by reference to the NPA (and the Settlement being as Appendix A thereto), which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

In connection with entering into and fulfilling our obligations under the NPA and the Settlement, we expect to accrue a total of approximately $63 million (reflecting amounts for the trust and unaccrued MSHA amounts) as either an adjustment to the opening balance sheet for Massey, which was originally recorded at fair value on a provisional basis pursuant to acquisition accounting, or as a merger-related charge.  Accordingly, these additional accruals are not expected to be reflected as reductions to adjusted EBITDA, adjusted net income or adjusted diluted earnings per share.  The amounts specified in the NPA for restitution to the families of the miners killed or injured in the UBB explosion are largely encompassed by existing accruals with an additional $3 million to be accrued as an adjustment to the opening balance sheet for Massey.  The $80 million of expenditures for future safety initiatives and safety equipment and training facilities is expected to include both capital and expense items that will be incurred in 2012 and 2013.

With respect to cash flow, we expect to pay approximately $10 million of the restitution to the families in the fourth quarter of 2011, and the MSHA amounts and the remaining portion of the restitution to the families in early 2012.  The trust fund contributions and expenditures for safety initiatives and safety equipment and training facilities are expected to result in cash outflows during 2012 and 2013.  We expect to be able to pay all amounts related to the NPA and Settlement from existing cash balances.  We do not expect the NPA and Settlement to have an impact on the Company's credit ratings.

As described above, any accruals recorded are expected to relate to the acquisition of Massey.  Our guidance for 2011 and 2012 is exclusive of acquisition-related charges and expenses.  For 2012, we believe that the NPA and Settlement will not have a material impact on our capital expenditures, adjusted cost of coal sales per ton—East and selling, general and administrative expenses, and our 2012 guidance for these items remains unchanged.

Alpha estimates that lost time accident rates at the former Massey mines have been reduced by approximately 24% in the 5 months since we acquired Massey compared to the first 5 months of this year (when we didn’t own Massey). Also over the same time period, Alpha estimates that the total reportable safety incident rate has dropped by approximately 15%.

This Current Report on Form 8-K includes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Alpha’s expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These factors are difficult to predict accurately and may be beyond Alpha’s control. The factors that may cause actual results to differ materially from our forward-looking statements and other risks and uncertainties are discussed in greater detail in Alpha’s and Massey’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed with the Securities and Exchange Commission. Forward-looking statements in this Current Report on Form 8-K or elsewhere speak only as of the date made. New uncertainties and risks come up from time to time, and it is impossible for Alpha to predict these events or how they may affect the Company. Alpha has no duty to, and does not intend to, update or revise the forward-looking statements in this Current Report on Form 8-K after the date it is issued.  In light of these risks and uncertainties, investors should keep in mind that the results, events or developments disclosed in any forward-looking statement made in this Current Report on Form 8-K may not occur.

Item 8.01 Other Events.

On December 6, 2011, Alpha issued a press release announcing the NPA and the Settlement, a copy of which is filed as Exhibit 99.1 hereto.

Exhibit No.	Description
1.1
Non-Prosecution Agreement between Alpha Natural Resources, Inc. and the United States Attorney’s Office for the Southern District of West Virginia and the United States Department of Justice, dated December 6, 2011.

99.1	Press release dated December 6, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

December 6, 2011	By:	/s/ Richard R. Grinnan
Name: Richard R. Grinnan
Title: Assistant Secretary

Exhibit Index

Exhibit No.	Description
1.1
Non-Prosecution Agreement between Alpha Natural Resources, Inc. and the United States Attorney’s Office for the Southern District of West Virginia and the United States Department of Justice, dated December 6, 2011.

99.1	Press release dated December 6, 2011.